UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

Alamo Group Inc.

(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut Seguin, Texas 78155

(Address of Principal executive offices)

Registrant's telephone number, including area code:	(830) 379-1480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Alamo Group 2009 Equity Incentive Plan.  At the 2009 annual stockholder meeting of Alamo Group Inc. (the “Company’), which was held on May 7, 2009, the Company’s stockholders approved the Alamo Group 2009 Equity Incentive Plan (the “EIP”).  The EIP, authorizes the issuance of 400,000 shares of Company common stock. The foregoing description of the IEP is qualified in its entirety by reference to the EIP, a copy of which is filed herewith as Exhibit 10.1 with this current Report on Form 8-K.

Approval of Forms of Award Agreements Under the EIP.  On May 7, 2009, the Board of Directors adopted the following award agreements for use in connection with the EIP:  (1) a form of Restricted Stock Award Agreement; (2) a form of Restricted Stock Unit Award Agreement; and (3) a form of Nonqualified Stock Option Agreement.  The forms of these award agreements are filed herewith as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 and incorporated by reference herein.

Option Grants.  The Compensation Committee of the Board approved the following grants of stock options to named executive officers of the Company:  25,000 stock options for Mr. Ronald A. Robinson; 12,000 stock options for Mr. Dan E. Malone; 12,000 stock options for Mr. Richard Wehrle; 12,000 stock options for Mr. Robert H. George; and 10,000 stock options for Mr. Donald C. Duncan.  The options awarded to Messrs. Wehrle, George and Duncan are incentive stock options.  The options awarded to Mr. Robinson and Mr. Malone are nonqualified stock options.  All of the options (a) vest in equal annual installments over the five-year period commencing on the first anniversary of the date of grant (which was May 11, 2009) provided that the officer is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant and (c) have a term of ten (10) years from such date.  The options are subject to vesting upon a Change in Control, as defined in the relevant plan under which they were issued. Mr. Robinson’s options were granted under the EIP and a copy of the Nonqualified Stock Option Agreement for his grant is attached hereto as Exhibit 10.4.  Mr. Malone’s options were granted under the Company’s First Amended and Restated 1999 Nonqualified Stock Option Plan and a copy of the Nonqualified Stock Option Agreement for his grant is attached as Exhibit 10.5.  The options for Messrs. Wehrle, George and Duncan were all issued under the Company’s 2005 Incentive Stock Option Plan and a copy of the form of Incentive Stock Option Agreement for their awards is attached as Exhibit 10.6.

Restricted Stock Award Grant.  The Compensation Committee of the Board of Directors granted a restricted stock award of 5,000 shares of restricted common stock to Mr. Geoff Davies under the EIP.  The restricted stock award vests in four equal annual installments commencing on the first anniversary of the date of grant (which was May 11, 2009) provided that Mr. Davies is employed by the Company on each such date (subject to certain exceptions).  In the event of a Change in Control (as defined in the EIP) restrictions on the restricted stock will immediately lapse and the restricted period will end, unless the award is either assumed or equitable substitution is made therefor.  A copy of Mr. Davies’ form of Restricted Stock Award Agreement is attached as Exhibit 10.2 hereto and incorporated by reference.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is furnished as part of this Current Report on From 8-K:

Exhibit No.	Exhibit Title or Description

10.1	Alamo Group 2009 Equity Incentive Plan

10.2	Form of Restricted Stock Award Agreement under the 2009 Equity Incentive Plan

10.3	Form of Restricted Stock Unit Award Agreement under the 2009 Equity Incentive Plan

10.4	Form of Nonqualified Stock Option Agreement under the 2009 Equity Incentive Plan

10.5	Form of Nonqualified Stock Option Agreement under the First Amended and Restated 1999 Nonqualified Stock Option Plan

10.6	Form of Incentive Stock Option Agreement under the 2005 Incentive Stock Option Plan

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2009	By: /s/ Robert H. George
Robert H. George,
Vice President-Administration

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